Exhibit 99.1

UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL INFORMATION

The following unaudited combined condensed pro forma financial information (“Pro Forma Financial Information”) and related notes present the combined condensed pro forma statement of operations of RealPage, Inc. (“RealPage” or the “Company”) for the year ended December 31, 2017 after giving effect to the completion of its acquisition of On-Site and LRO, as defined below. These acquisitions were completed in 2017 and were accounted for as business combinations in accordance with the guidance contained in Financial Accounting Standard Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The Pro Forma Financial Information gives effect to these acquisitions as if they occurred on January 1, 2016, based on the assumptions and adjustments described in the notes accompanying the Pro Forma Financial Information.

On September 26, 2017, RealPage completed its acquisition of certain discrete assets (including the stock of certain affiliated entities) and liabilities of On-Site Manager, Inc., a California corporation, and certain other affiliated parties (collectively “On-Site”), comprising substantially all the existing business of On-Site Manager, Inc. (the “On-Site Acquisition”). RealPage filed a Current Report on Form 8-K/A on December 12, 2017, which included unaudited combined condensed pro forma financial information in the form of an unaudited combined condensed pro forma balance sheet as of June 30, 2017, presented as if the acquisition occurred on June 30, 2017, and unaudited combined condensed pro forma statements of operations for the year ended December 31, 2016 and the six months ended June 30, 2017, presented as if the On-Site Acquisition had occurred on January 1, 2016.

On December 4, 2017, the Company completed its acquisition of substantially all the assets and liabilities that comprised the multifamily revenue optimization business of Rainmaker Group Ventures, LLC, commonly referred to as Rainmaker’s Lease Rent Options (“LRO”) (the “LRO Acquisition”). The Company filed a Current Report on Form 8-K/A on February 15, 2018, which included unaudited combined condensed pro forma financial information in the form of an unaudited combined condensed pro forma balance sheet as of September 30, 2017, presented as if the acquisition occurred on September 30, 2017, and unaudited combined condensed pro forma statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017, presented as if the LRO Acquisition had occurred on January 1, 2016.

We collectively refer to the pro forma adjustments relating to the LRO Acquisition and the On-Site Acquisition as the “Acquisition Adjustments.” We have described the Acquisitions Adjustments, which are based upon available information and upon assumptions and estimates that management believes to be reasonable, in the accompanying notes. The Pro Forma Financial Information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the On-Site Acquisition and the LRO Acquisition (collectively, the “Acquisitions”) been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or any future period. The Pro Forma Financial Information reflects that we have recorded the acquisitions under our business combinations policy. Under this policy, we have allocated the total purchase price for the Acquisitions to the net tangible and intangible assets based up on their estimated fair values. The allocation and valuation of the net tangible and intangible assets is preliminary in nature and may change as we continue to review information that was available on the date of acquisition.

The Pro Forma Financial Information and the accompanying notes should be read in conjunction with (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2018 (“RealPage 10-K”), (ii) the financial statements and related notes for On-Site, included as Exhibits 99.2 and 99.3 in the Company’s Current Report on Form 8-K/A filed with the SEC on December 12, 2017, and the financial statements and related notes for LRO, included as Exhibits 99.2 and 99.3 in the Company’s Current Report on Form 8-K/A filed with the SEC on February 15, 2018.

RealPage, Inc.

Unaudited Combined Condensed Pro Forma Statement of Operations

For the Year Ended December 31, 2017

(in thousands, except per share data)

				Pro Forma
	RealPage	On-Site	LRO	Acquisition Adjustments		Combined
Revenue:
On demand	$642,622	$38,329	$37,557	$(188)	A	$718,320
On premise	2,644	—	—	—		2,644
Professional and other	25,697	—	—	—		25,697

Total revenue	670,963	38,329	37,557	(188)		746,661
Cost of revenue	273,447	10,842	6,854	7,770	B	298,913

Gross profit	397,516	27,487	30,703	(7,958)		447,748

Operating expenses:
Product development	89,452	8,289	6,104	437	B	104,282
Sales and marketing	165,079	14,543	9,323	8,226	B	197,171
General and administrative	112,975	9,264	4,028	(20,328)	B	105,939

Total operating expenses	367,506	32,096	19,455	(11,665)		407,392

Operating income (loss)	30,010	(4,609)	11,248	3,707		40,356
Interest expense and other, net	(14,769)	(14)	—	(11,338)	C	(26,121)

Income (loss) before income taxes	15,241	(4,623)	11,248	(7,631)		14,235

Income tax expense	14,864	—	—	(393)	D	14,471

Net income (loss)	$377	$(4,623)	$11,248	$(7,238)		$(236)

Net income per share attributable to common stockholders:
Basic	$0.00					$0.00
Diluted	$0.00					$0.00
Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	79,433					79,433
Diluted	82,398					79,433

See accompanying notes to the unaudited combined condensed pro forma financial information.

RealPage, Inc.

Notes to the Unaudited Combined Condensed Pro Forma Financial Information

(in thousands)

1. Basis of Presentation

The historical financial information of RealPage, On-Site, and LRO has been adjusted to give pro forma effect to events that are: (a) directly attributable to the Acquisitions, (b) factually supportable, and (c) expected to have a continuing impact on the combined results. The Acquisition Adjustments included in the Pro Forma Financial Information are based on currently available data and assumptions that the Company believes are reasonable. However, the Unaudited Combined Condensed Pro Forma Statement of Operations does not include any expected cost savings or restructuring actions that may be achievable or that may occur subsequent to the Acquisitions and has not been adjusted to remove the impact of any non-recurring activity that was not directly attributable to the Acquisitions. The Acquisition Adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisitions. These estimates could change, and such changes could be significant. The final determination of the purchase price allocation will be based on the final valuation of the fair values of assets acquired and liabilities assumed.

The Company derived the Pro Forma Financial Information from the historical Consolidated Statement of Operations of RealPage included in the RealPage 10-K, the unaudited consolidated financial statements of On-Site for the period January 1, 2017 through September 26, 2017, and the unaudited financial statements of LRO for the period January 1, 2017 through December 4, 2017. The Unaudited Combined Condensed Pro Forma Statement of Operations for the twelve months ended December 31, 2017, gives pro forma effect to the Acquisitions as if they occurred on January 1, 2016.

On-Site’s historical results of operations reflected in the Pro Forma Financial Information do not include activity related to On-Site’s variable interest entity, On-Site Plant, L.P. (“On-Site Plant”), as RealPage did not acquire any assets or assume any liabilities from On-Site Plant. Additionally, this information does not reflect the minority interest held in On-Site’s consolidated subsidiary, DepositIQ & RentersIQ Insurance Agency, LLC (“DIQ”), as RealPage acquired all ownership interest in DIQ.

2. Preliminary Purchase Consideration and Purchase Price Allocations

The acquisition-date fair value of the purchase consideration transferred to acquire On-Site and LRO consisted of the following:

	On-Site	LRO
	(in thousands)
Cash paid at closing	$225,300	$298,040
Deferred cash obligations, at fair value	28,130	1,506
Liabilities assumed, at fair value	—	377

	$253,430	$299,923

The following table summarizes the allocation of the purchase price as if the Acquisitions had occurred on January 1, 2016:

	On-Site	LRO
	(in thousands)
Fair value of assets acquired:
Restricted cash	$3,458	$—
Accounts receivable	4,718	4,498
Property, equipment, and software	789	1,507
Identified intangible assets	65,320	91,666
Other assets	826	475

	75,111	98,146
Fair value of liabilities assumed:
Accounts payable and accrued liabilities	(952)	(533)
Client deposits held in restricted accounts	(3,458)	—
Deferred revenue	(565)	(861)
Deferred tax liability	(1,240)	—

	(6,215)	(1,394)

Fair value of net assets acquired	68,896	96,752

Total purchase consideration	253,430	299,923

Goodwill recognized	$184,534	$203,171

3. Acquisition Adjustments

The following is a summary of the Acquisition Adjustments reflected in the Pro Forma Financial Information based on preliminary estimates, which may change as additional information is obtained:

A.	This adjustment reflects the amortization of the difference between the carrying value of acquired deferred revenue and its estimated acquisition-date fair value.

B.	These adjustments to cost of revenue and operational expense include the following:

i.	adjustments to depreciation and amortization expense related to the property, equipment, and software acquired and intangible assets identified in the Acquisitions. These adjustments totaled $21,356 for the year ended December 31, 2017;

ii.	elimination of expense associated with certain contracts not assumed by RealPage in the Acquisitions;

iii.	adjustments to personnel expense to reflect executive compensation agreements directly related to, and executed in conjunction with, the Acquisitions, resulting in a decrease to expense of $4,939 during the year ended December 31, 2017; and

iv.	elimination of acquisition-related costs that were non-recurring in nature and directly attributable to the Acquisitions totaling $20,040 for the year ended December 31, 2017.

C.	This adjustment reflects pro forma interest and amortization from incremental borrowings to finance the Acquisitions and deferred cash obligations included in the purchase consideration. Pro forma interest and amortization expense was estimated assuming the incremental borrowings were originated on January 1, 2017 and was calculated through the date the borrowings were actually originated. Interest and amortization expense attributable to these incremental borrowings is included in RealPage’s Condensed Consolidated Statement of Operations for the year ended December 31, 2017, from the date the incremental borrowings were actually originated through December 31, 2017.

Additional information about the incremental borrowings for each acquisition is contained in the respective Current Report on Form 10-K/A filed by the Company, and in the RealPage 10-K.

D.	Reflects the income tax effect of the pro forma adjustments and the pretax net (loss) income of On-Site and LRO based on the estimated combined statutory tax rate of 39%.

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